FIRST AMENDMENT TO
JOHN MERRIS SEPARATION
AND RELEASE OF CLAIMS
AGREEMENT

This FIRST AMENDMENT TO JOHN MERRIS SEPARATION AND RELEASE OF CLAIMS AGREEMENT is made and entered into as of March 5, 2024 (this “Amendment”), by and between Solo Brands, LLC, (collectively with its parent company, Solo Brands, Inc., all other affiliates, and any successor(s) thereto, the “Company”), and John Merris (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive entered into Separation and Release of Claims Agreement dated January 3, 2024 (the “Separation Agreement”) wherein the parties agreed to terminate Executive’s employment, which included the monthly payment of Severance Benefits as defined therein;

WHEREAS, the parties intend to revise the Separation Agreement to reflect a lump sum severance payment that will terminate future Severance Benefits.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.    Section 2.a shall be amended and restated in its entirety to read as follows:

“Severance Payment. Company shall pay you the sum of $405,920 (“Severance Payment”) less applicable withholdings. The Severance Payment shall be paid via the Company’s standard payroll process on the next regular pay period after execution of this Agreement by both parties.”

2.    Section 2.b shall be amended and restated in its entirety to read as follows:

“Health Care. Company shall have no further obligation to provide health care benefits to you. You may elect to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) at your own cost.”

3.    Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Separation Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties hereto. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Separation Agreement or as a waiver of or consent to any further or future action on the part of either party that would require the waiver or consent of the other party.

4.    Effectiveness; Counterparts. This Amendment shall become effective upon its execution and mutual delivery by the parties hereto. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SOLO BRANDS, LLC

By: /s/ Kent Christensen Name: Kent Christensen
Title: General Counsel

EXECUTIVE

By: /s/ John Merris Name: John Merris